Exhibit 99.1

PRESS RELEASE
FIS ANNOUNCES SECOND QUARTER RESULTS
Transaction Processing Revenue Increases 26.6%
Strong Organic Revenue Growth of 6.6%
     Jacksonville, Fla. –August 5, 2008 — Fidelity National Information Services, Inc. (NYSE:FIS), a leading global provider of technology services to financial institutions, today announced consolidated financial results for the second quarter of 2008.
     Consolidated revenue increased 19.0% to $1.3 billion, including approximately $137.2 million in revenue from eFunds, which FIS acquired in September 2007. Excluding eFunds, consolidated revenue increased 6.8% over the comparable 2007 quarter, driven by 8.2% growth in the Lender Processing Services segment and 6.6% growth in Transaction Processing Services segment. GAAP net earnings totaled $71.9 million, and net earnings from continuing operations totaled $0.38 per diluted share.
     Adjusted EBITDA increased 13.0% to $331.5 million compared to $293.3 million in the second quarter of 2007. The EBITDA margin was 24.8% compared to 26.1% in the prior-year quarter. Margins were negatively impacted by revenue mix, declines in certain mortgage origination services and higher corporate expense. Adjusted net earnings from continuing operations totaled $0.66 per diluted share compared to $0.57 per diluted share in the prior year, an increase of 15.8%.
     “FIS delivered solid revenue and earnings growth, despite continued economic volatility,” stated William P. Foley, II, executive chairman of FIS. “The strong performance by both businesses demonstrates the strength of our operating models and the advantages that come from diverse revenue streams and a broadly distributed customer base.”
     FIS’ operating results are presented in accordance with generally accepted accounting principles (“GAAP”) and on an adjusted pro forma basis, which management believes provides more meaningful comparisons between the periods presented. The adjusted results exclude the after-tax impact of merger and acquisition and integration expenses, certain stock compensation charges, debt restructuring and other charges, gains (losses) on the sale of certain non-strategic assets and acquisition related amortization.

Divestitures and Discontinued Operations
     During the first half of 2008, FIS completed the sale of two non-strategic businesses, FIS Credit Services and Certegy Gaming Services. The company also exited a small operation that provided services to the residential homebuilding market. Information pertaining to historical revenue and earnings per diluted share is provided in the attachments to the company’s first quarter 2008 press release dated April 22, 2008, which is posted on FIS’ website www.fidelityinfoservices.com.
     On July 2, 2008, FIS successfully completed the spin-off of Lender Processing Services, Inc., (NYSE:LPS) and on July 14, 2008, the company announced that it reached an agreement to sell the operating assets of Certegy Australia, Ltd. FIS anticipates reporting both businesses as discontinued operations beginning in the third quarter of 2008. For comparative purposes, Exhibit F of this press release presents the operating results of LPS as discontinued operations, consistent with the manner in which FIS expects to report results in future periods.
Segment Information
     The following discussion, together with Exhibits A through E of the press release, provides information for the Transaction Processing Services segment and the Lender Processing Services segment as historically reported by FIS. Exhibit F of this press release recasts results for FIS (stand-alone TPS) for the three months ended June 30, 2008 and 2007 in a manner consistent with future reporting periods. Lender Processing Services, Inc. has provided additional segment information in a separate press release dated August 5, 2008. Both companies distributed information regarding previously reported periods in separate Form 8-K filings on August 1, 2008.
     Transaction Processing Services (TPS), which provides core processing and payment technology solutions to financial institutions, generated revenue of $867.2 million in the quarter (including $137.2 million from eFunds) compared to $684.8 million in the prior-year period, an increase of 26.6%.
     Excluding eFunds, TPS revenue increased 6.6% to $730.0 million driven by strong growth in International, which rose 34.2% to $192.3 million, and Integrated Financial Solutions which increased 4.5% to $310.6 million. Termination fees totaled $1.6 million in the second quarter of 2008 compared to $10.6 million in the second quarter of 2007. Excluding eFunds and termination fees, TPS revenue increased 8.0%.
     The strong performance in International was fueled by growth in core bank processing and related services, the company’s Brazilian card processing joint venture and favorable currency rates. IFS reported solid growth, despite the previously referenced $9.0 million reduction in termination fees. Excluding the impact of these fees from both years, IFS revenue increased 7.9% compared to the prior-year quarter.

     Enterprise Solutions revenue, excluding eFunds, totaled $227.4 million reflecting a 7.3% decline compared to the prior-year quarter revenue of $245.2 million. The decrease is primarily attributable to a significant customer implementation which generated revenue of $11.2 million in the prior-year quarter, as previously referenced by the company. Revenue in the company’s retail check risk management business declined $6.1 million from the prior year quarter and also adversely impacted Enterprise Solutions’ comparative growth rate.
     Transaction Processing Services adjusted EBITDA increased 26.0% to $216.1 million. The adjusted EBITDA margin was 24.9% compared to 25.1% in second quarter of 2007, and increased sequentially over the 23.6% margin realized in the first quarter of 2008.
     The Lender Processing Services segment (LPS), which provides integrated technology and services to the mortgage industry, generated revenue of $471.8 million, or 8.2% above the prior-year period, driven primarily by continued strong growth in default services. Lender Processing Services’ adjusted EBITDA increased 5.7% to $150.9 million, and the adjusted EBITDA margin was 32.0% compared to 32.9% in the prior-year quarter.
     Consolidated corporate expense, as adjusted, increased $11.7 million to $39.3 million in the second quarter of 2008, primarily due to higher incentive compensation accruals and stock option expense. FIS’ consolidated effective tax rate was 35.4% in the second quarter and 36.0% for the first six months of 2008.
Update on Review of Strategic Initiatives
On August 2, 2007, FIS announced a plan to review strategic alternatives for its retail check risk management business. Subsequently, on April 24, 2008, FIS announced the sale of Certegy Gaming Services, Inc., which was a part of that business. On July 14, 2008, FIS announced the sale of the operating assets of Certegy Australia, which was also a part of the check risk management business. Upon further review, FIS has determined that it will not pursue the sale of the remaining point-of-sale check risk management business at this time.
Outlook
     FIS (on a post-spin basis) reported adjusted net earnings of $0.28 per diluted share and $0.36 per diluted share in the first and second quarters of 2008, respectively. Due to a lower than expected effective tax rate, the company anticipates full year 2008 adjusted net earnings to approximate $1.51 to $1.57 per diluted share, compared to previous guidance of $1.48 to $1.54 per diluted share based on an expected tax rate of 35.0% in the second half of the year. This compares to adjusted net earnings of $1.23 per diluted share in 2007 as presented at the company’s May 28, 2008, investor meeting. The $1.23 per diluted share in 2007 reconciles to $0.99 per diluted share when accounting for LPS as a discontinued operation, as presented in Exhibit B of the Form 8-K filed on August 1, 2008.

     Lender Processing Services, Inc. provided full year earnings guidance in a separate press release dated August 5, 2008.
Use of Non-GAAP Financial Information
     FIS reports several non-GAAP measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted net earnings. The adjusted results exclude the after-tax impact of merger and acquisition and integration expenses, certain stock compensation charges, debt restructuring and other costs, gains (losses) on the sale of certain non-strategic assets and acquisition related amortization. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.
Conference Call and Webcast
     FIS and LPS will host a joint call with investors and analysts to discuss second quarter 2008 results on Tuesday, August 5, 2008, beginning at 5:00 p.m. Eastern daylight time. To register for the event and to access supplemental materials, go to the Investor Relations section at www.fidelityinfoservices.com and click on “Events and Multimedia.” Those wishing to participate via the telephone may do so by calling 800-762-4832 (USA) or 480-248-5088 (International). The webcast replay will be available on FIS’ Investor Relations website. The telephone replay will be available through August 12, 2008, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 953904. To access a PDF version of this release and accompanying financial tables, go to http://www.investor.fidelityinfoservices.com.
About Fidelity National Information Services, Inc.
     Fidelity National Information Services, Inc. (NYSE: FIS), a Fortune 500 company, is a leading provider of core processing for financial institutions; card issuer and transaction processing services; and outsourcing services to financial institutions and retailers. FIS has processing and technology relationships with 40 of the top 50 global banks, including nine of the top 10. FIS is a member of Standard and Poor’s (S&P) 500(R) Index and has been ranked the number one overall financial technology provider in the world by American Banker and the research firm Financial Insights in the annual FinTech 100 rankings. Headquartered in Jacksonville, Fla., FIS maintains a strong global presence, serving more than 13,000 financial institutions in more than 80 countries worldwide. For more information on Fidelity National Information Services, please visit www.fidelityinfoservices.com.

About Lender Processing Services, Inc.
     Lender Processing Services, Inc. (NYSE: LPS) is a leading provider of integrated technology and services to the mortgage industry. LPS offers solutions that span the mortgage continuum, including lead generation, origination, servicing, portfolio retention and default, augmented by the company’s award-winning customer support and professional services. Approximately 50 percent of all U.S. mortgages are serviced using LPS’ Mortgage Servicing Package (MSP). In fact, many of the nation’s top servicers rely on MSP, including seven of the top 10 and 16 of the top 20. LPS also offers proprietary mortgage and real estate data and analytics for the mortgage and capital markets industries. For more information about LPS, please visit www.lpsvcs.com.
Forward-Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; the effects of our substantial leverage which may limit the funds available to make acquisitions and invest in our business; the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries; failures to adapt our services to changes in technology or in the marketplace; our potential inability to find suitable acquisition candidates or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; the possibility that our acquisition of EFD/eFunds may not be accretive to our earnings due to undisclosed liabilities, management or integration issues, loss of customers, the inability to achieve targeted cost savings, or other factors; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.
FIS-e
SOURCE: Fidelity National Information Services, Inc.
CONTACTS: Mary Waggoner, Senior Vice President, Investor Relations (FIS), 904-854-3282, mary.waggoner@fnis.com;
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Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
August 5, 2008

Exhibit A	Consolidated Statements of Earnings for the Three and Six-Month Periods ended June 30, 2008 and 2007

Exhibit B	Consolidated Balance Sheets as of June 30, 2008 and December 31, 2007

Exhibit C	Consolidated Statements of Cash Flows for the Six-Month Periods ended June 30, 2008 and 2007

Exhibit D	Supplemental Financial Information for the Three and Six-Month Periods ended June 30, 2008 and 2007

Exhibit E	Supplemental Non-GAAP Financial Information for the Three and Six-Month Periods ended June 30, 2008 and 2007

Exhibit F	FIS Recast Consolidated Income Statements and Supplemental Financial Information -Unaudited for the Three and Six-Month Periods Ended June 30, 2008 and 2007, presenting LPS as a discontinued operation

Exhibit A
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In thousands, except per share data)

	Three months		Six months
	ended June 30,		ended June 30,
	2008	2007	2008	2007
Processing and services revenues	$1,339,038	$1,125,034	$2,629,990	$2,196,474

Cost of revenues	962,964	802,461	1,891,519	1,574,842
Selling, general and administrative expenses	175,384	119,616	338,935	232,698
Research and development costs	26,567	23,588	53,635	50,697

Operating income	174,123	179,369	345,901	338,237

Other income (expense):
Interest income	1,904	490	4,922	1,049
Gain on sale of Covansys stock	—	92,044	—	92,044
Other income	2,183	811	1,732	1,476
Interest expense	(62,800)	(42,969)	(125,248)	(115,084)

Total other income (expense)	(58,713)	50,376	(118,594)	(20,515)

Earnings before income taxes, equity earnings and minority interest	115,410	229,745	227,307	317,722
Provision for income taxes	40,867	84,580	81,822	117,309
Equity in (losses) earnings of unconsolidated entities	(317)	736	(2,274)	1,672
Minority interest expense	(716)	(286)	(838)	(110)

Net earnings from continuing operations	73,510	145,615	142,373	201,975
(Loss) earnings from discontinued operations, net of tax	(1,603)	2,389	34	5,532

Net earnings	$71,907	$148,004	$142,407	$207,507

Net earnings per share-basic from continuing operations	$0.38	$0.76	$0.74	$1.05
Net earnings (loss) per share-basic from discontinued operations	(0.01)	0.01	0.00	0.03

Net earnings per share-basic	$0.37	$0.77	$0.74	$1.08

Weighted average shares outstanding-basic	192,538	192,743	193,541	192,323

Net earnings per share-diluted from continuing operations	$0.38	$0.74	$0.73	$1.03
Net earnings (loss) per share-diluted from discontinued operations	(0.01)	0.01	0.00	0.03

Net earnings per share-diluted	$0.37	$0.75	$0.73	$1.06

Weighted average shares outstanding-diluted	194,448	196,977	195,493	196,395

Exhibit B
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of	As of
	June 30,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$207,035	$355,278
Settlement deposits	33,665	21,162
Trade receivables, net	914,204	825,915
Other receivables	189,248	206,746
Settlement receivables	109,056	116,935
Receivable from FNF	8,727	14,907
Prepaid expenses and other current assets	155,187	168,454
Deferred income taxes	120,479	120,098

Total current assets	1,737,601	1,829,495

Property and equipment, net of accumulated depreciation and amortization	394,496	392,508
Goodwill	5,337,592	5,326,831
Other intangible assets, net of accumulated amortization	1,007,613	1,030,582
Computer software, net of accumulated amortization	825,929	775,151
Deferred contract costs	274,758	256,852
Investment in FNRES	28,136	30,491
Long-term notes receivable from FNF	5,859	6,154
Other noncurrent assets	166,461	146,519

Total assets	$9,778,445	$9,794,583

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$540,845	$606,179
Settlement payables	140,411	129,799
Deferred revenues	243,717	246,222
Current portion of long-term debt	297,129	272,014

Total current liabilities	1,222,102	1,254,214

Deferred revenues	130,349	111,884
Deferred income taxes	402,753	394,972
Long-term debt, excluding current portion	3,975,078	4,003,383
Other long-term liabilities	217,356	234,757

Total liabilities	5,947,638	5,999,210

Minority interest	75,290	14,194

Stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	1,994	1,990
Additional paid in capital	3,068,804	3,038,203
Retained earnings	1,022,664	899,512
Accumulated other comprehensive earnings	86,099	53,389
Treasury stock	(424,044)	(211,915)

Total stockholders’ equity	3,755,517	3,781,179

Total liabilities and stockholders’ equity	$9,778,445	$9,794,583

Exhibit C
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In thousands)

	Six months
	ended June 30,
	2008	2007
Cash flows from operating activities:
Net earnings	$142,407	$207,507
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	244,517	224,504
Amortization of debt issue costs	2,859	28,436
(Gain) on sale of Covansys stock	—	(92,044)
Net (Gain) on sale of Non Strategic businesses	(1,040)	—
Stock-based compensation cost	42,167	17,240
Deferred income taxes	3,030	3,551
Income tax benefit from exercise of stock options	(932)	(11,161)
Equity in (earnings) loss of unconsolidated entities	2,274	(1,672)
Minority interest	838	664
Changes in assets and liabilities, net of effects from acquisitions:
Net increase in trade receivables	(58,199)	(119,223)
Net decrease (increase) in prepaid expenses and other assets	(6,714)	(45,890)
Additions to deferred contract costs	(39,502)	(25,741)
Net increase in deferred revenue	15,696	4,389
Net (decrease) increase in accounts payable, accrued liabilities and other liabilities	(104,569)	52,527

Net cash provided by operating activities	242,832	243,087

Cash flows from investing activities:
Additions to property and equipment	(43,896)	(60,202)
Additions to capitalized software	(111,750)	(93,808)
Other Investing Activities	(4,665)	—
Cash received from sale of Covansys stock	—	136,338
Net proceeds from sale of company assets	33,506	—
Acquisitions, net of cash acquired	(17,404)	(65,750)

Net cash used in investing activities	(144,209)	(83,422)

Cash flows from financing activities:
Borrowings	2,699,600	2,700,300
Debt service payments	(2,704,573)	(2,874,198)
Capitalized debt issue costs	(13)	(12,577)
Dividends paid	(19,255)	(19,267)
Income tax benefit from exercise of stock options	932	11,161
Stock options exercised	11,545	43,194
Treasury stock purchases	(236,168)	—

Net cash used in financing activities	(247,932)	(151,387)

Effect of foreign currency exchange rates on cash	1,066	859

Net (decrease) increase in cash and cash equivalents	(148,243)	9,137

Cash and cash equivalents, at beginning of period	355,278	211,753

Cash and cash equivalents, at end of period	$207,035	$220,890

Exhibit D
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Three Month Periods ended		Six Month Periods ended
	June 30,		June 30,
	2008	2007	2008	2007
1. Revenues

Revenue from Continuing Operations:

TPS
Integrated Financial Solutions	$380,463	$297,117	$749,048	$580,870
Enterprise Solutions	284,278	245,174	564,822	479,734
International	203,755	143,293	381,864	281,478
Other	(1,265)	(773)	(1,704)	(1,321)

Total TPS Revenue	867,231	684,811	1,694,030	1,340,761

Total LPS Revenue	471,757	436,202	935,870	848,560

Corporate	50	4,021	90	7,153

Total Revenue from Continuing Operations	1,339,038	1,125,034	2,629,990	2,196,474

Total Revenue from Continuing Operations, excluding eFunds	$1,201,838	$1,125,034	$2,351,480	$2,196,474

Revenue Growth from Prior Year Period

Revenue from Continuing Operations:

TPS
Integrated Financial Solutions	28.1%	9.1%	29.0%	7.1%
Enterprise Solutions	15.9%	10.8%	17.7%	9.2%
International	42.2%	44.3%	35.7%	50.9%
Other	-63.6%	73.2%	-29.0%	78.9%

Total TPS Revenue Growth	26.6%	16.1%	26.3%	15.4%

Total LPS Revenue Growth	8.2%	16.6%	10.3%	14.2%

Corporate	-98.8%	47.3%	-98.7%	64.9%

Total Revenue from Continuing Operations	19.0%	16.4%	19.7%	15.0%

Total Revenue Growth, excluding Efunds	6.8%	16.4%	7.1%	15.0%

2. TPS Revenue from Continuing Operations, Excluding eFunds

TPS
Integrated Financial Solutions	$310,613	$297,117	$608,179	$580,870
Enterprise Solutions	227,398	245,174	454,003	479,734
International	192,345	143,293	354,087	281,478
Other	(355)	(773)	(778)	(1,321)

Total TPS Revenue, excluding eFunds	$730,001	$684,811	$1,415,491	$1,340,761

TPS Revenue Growth from Prior Year Period, excluding eFunds

TPS
Integrated Financial Solutions	4.5%	9.1%	4.7%	7.1%
Enterprise Solutions	-7.3%	10.8%	-5.4%	9.2%
International	34.2%	44.3%	25.8%	50.9%
Other	54.1%	73.2%	41.1%	78.9%

Total TPS Revenue Growth, excluding Efunds	6.6%	16.1%	5.6%	15.4%

Exhibit D
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Three Month Periods ended		Six Month Periods ended
	June 30,		June 30,
	2008	2007	2008	2007
3. Depreciation and Amortization

Depreciation and Amortization	$65,082	$68,027	$133,793	$130,590
Purchase Price Amortization	44,439	37,897	90,999	78,677
Other Amortization	10,864	7,968	19,725	15,237

Total Depreciation and Amortization	$120,385	$113,892	$244,517	$224,504

Depreciation and Amortization Relating to Non-recurring Adjustments	$—	$393	$—	$1,076
Depreciation and Amortization from Discontinued Operations	102	1,714	1,496	3,430

Total Depreciation and Amortization from Continuing
Operations, as adjusted	$120,283	$111,785	$243,021	$219,998

4. Stock Compensation Expense

Stock Compensation Expense, Excluding Acceleration Charges	$13,183	$8,751	$25,367	$17,240
Stock Acceleration Expense	2,606	—	16,800	—

Total Stock Compensation Expense	$15,789	$8,751	$42,167	$17,240

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Three Month Periods ended		Six Month Periods ended
	June 30,		June 30,
	2008	2007	2008	2007
1. EBIT and EBITDA — Consolidated

Revenue from Continuing Operations	$1,339,038	$1,125,034	$2,629,990	$2,196,474

Operating Income	$174,123	$179,369	$345,901	$338,237
M&A, Restructuring and Integration Costs	31,555	2,195	46,525	7,156
LPS Spin Costs	5,582	—	8,440	—

EBIT, as adjusted	$211,260	$181,564	$400,866	$345,393

Depr and Amort from Cont Ops, as adjusted	120,283	111,785	243,021	219,998

EBITDA , as adjusted	$331,543	$293,349	$643,887	$565,391

EBIT Margin, as adjusted	15.8%	16.1%	15.2%	15.7%

EBITDA Margin, as adjusted	24.8%	26.1%	24.5%	25.7%

2. EBITDA — TPS

Revenue from Continuing Operations	$867,231	$684,811	$1,694,030	$1,340,761

Operating Income	$116,006	$99,172	$223,885	$189,231
Depreciation	41,858	37,859	84,982	71,610
Purchase Price Amortization	35,459	27,027	71,545	56,225
Other Amortization	10,270	7,516	18,656	14,385

EBITDA , before other items	$203,593	$171,574	$399,068	$331,451

M&A, Restructuring and Integration Costs	12,542	—	12,542	—

EBITDA, excluding other items	$216,135	$171,574	$411,610	$331,451

EBITDA Margin, as adjusted	24.9%	25.1%	24.3%	24.7%

3. Net Earnings — Reconciliation

Net Earnings from Continuing Operations	$73,510	$145,615	$142,373	$201,975
M&A, Restructuring and Integration Costs, net of tax	22,143	1,385	31,634	4,501
LPS Spin Costs, net of tax	3,606	—	5,418	—
Covansys Gain, net of tax	—	(57,988)	—	(57,988)
Debt Restructure Charge, net of tax	—	—	—	17,059

Net Earnings from Continuing Operations, excluding other items	99,259	89,012	179,425	165,547

After-tax Purchase Price Amortization	28,595	23,901	58,113	49,513

Adjusted Net Earnings from Continuing Operations	$127,854	$112,913	$237,538	$215,060

Net Earnings Per Share from Continuing Operations, excluding other items	$0.51	$0.45	$0.92	$0.84

Adjusted Net Earnings from Continuing Operations Per Share	$0.66	$0.57	$1.22	$1.10

Diluted Weighted Average Shares	194,448	196,977	195,493	196,395

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP CASHFLOW MEASURES — UNAUDITED
(In thousands)

	Six Months Ended June 30, 2008			Six Months Ended 6/30/2007
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP

Cash flows from operating activities:
Net earnings (1)	$142,407	26,207	168,614	$207,507	4,498	212,005
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	294,645	—	294,645	180,679	—	180,679
Working capital adjustments (2)	(194,220)	64,432	(129,788)	(145,099)	30,800	(114,299)

Net cash provided by operating activities	242,832	90,639	333,471	243,087	35,298	278,385

Capital expenditures included in investing activities:
Additions to property and equipment	(43,896)	—	(43,896)	(60,202)	—	(60,202)
Additions to capitalized software	(111,750)	—	(111,750)	(93,808)	—	(93,808)

Net capital expenditures	(155,646)	—	(155,646)	(154,010)	—	(154,010)

Net free cash flow	$87,186	90,639	177,825	$89,077	35,298	124,375

Notes:

(1)	Adjustments to Net Earnings to eliminate the after-tax impact of non-recurring integration costs and LPS spin-off costs

(2)	Adjustments to working capital reflect elimination of settlement of various acquisition related liabilities.

Exhibit F
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)
On July 2, 2008, FIS completed the spin-off of Lender Processing Services, Inc. (“LPS”). Since the Completion of the spin-off occurred subsequent to the reporting period ended June 30, 2008, generally accepted accounting principals do not allow presentation of LPS as a discontinued operation until FIS presents operating results for the three and nine-month periods ended September 30, 2008.
Because of these requirements and desire to furnish additional information to investors to improve the understanding of the Company’s operating performance, management is separately furnishing information which reflects the operations of LPS as a discontinued operation.
The purpose of the schedule below is to recast the three and six-month periods ended June 30, 2008 and 2007 in a manner consistent with how FIS will report results beginning in the third quarter of 2008. These schedules report the the operating results of LPS, and other smaller operations which we have exited, as discontinued operations. Revenues and expenses associated with LPS and other disposed entities are presented as discontinued operations in the consolidated statements of earnings. Discontinued operations are reflected separately, net of tax, below net earnings from continuing operations.

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007
1. Income Statement-Assumes LPS as a Discontinued Operation

Processing and services revenues	$878,653	$701,630	$1,716,876	$1,372,882
Cost of revenues	674,032	540,269	1,322,300	1,061,465

Gross profit	204,621	161,361	394,576	311,417
Selling, general and administrative	122,223	74,668	238,415	144,225
Research and development costs	19,357	14,905	37,640	32,423

Operating Income	63,041	71,788	118,521	134,769
Interest income	1,637	165	4,395	374
Interest expense	(44,441)	(42,934)	(84,018)	(115,007)
Gain on sale of Covansys stock	—	92,044	—	92,044
Other income	2,224	1,336	1,783	1,428

Earnings from continuing operations before tax and minority interest	22,461	122,399	40,681	113,608
Provision for income tax	4,802	43,284	9,410	38,564

Earnings before equity in earnings (losses) and minority interest	17,659	79,115	31,271	75,044
Equity in earnings (losses) of unconsolidated entities, net	(157)	1,330	(157)	2,738
Minority interest expense (income), net of tax	306	11	116	(328)

Net earnings from continuing operations	17,196	80,434	30,998	78,110
Earnings from discontinued operations	54,711	67,570	111,409	129,397

Net earnings	71,907	148,004	142,407	207,507

Net Earnings from Continuing Operations Per Share — Diluted	$0.09	$0.41	$0.16	$0.40

Exhibit F
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007
2. Revenues

Revenue from Continuing Operations:
TPS
Integrated Financial Solutions	$380,463	$297,117	$749,048	$580,870
Enterprise Solutions	284,278	245,174	564,822	479,734
International	203,755	143,293	381,864	281,478
Other	(1,265)	(773)	(1,704)	(1,321)

Total TPS Revenue	867,231	684,811	1,694,030	1,340,761

Corporate	11,422	16,819	22,846	32,121

Total Revenue from Continuing Operations	878,653	701,630	1,716,876	1,372,882

Revenue Growth from Prior Year Period

Revenue from Continuing Operations:

TPS
Integrated Financial Solutions	28.1%	9.1%	29.0%	7.1%
Enterprise Solutions	15.9%	10.8%	17.7%	9.2%
International	42.2%	44.3%	35.7%	50.9%
Other	-63.6%	73.2%	-29.0%	78.9%

Total TPS Revenue Growth	26.6%	16.1%	26.3%	15.4%

Corporate	-32.1%	-19.6%	-28.9%	-21.1%

Total Revenue from Continuing Operations	25.2%	14.7%	25.1%	14.6%

3. TPS Revenue from Continuing Operations, excluding eFunds

TPS
Integrated Financial Solutions	$310,613	$297,117	$608,179	$580,870
Enterprise Solutions	227,398	245,174	454,003	479,734
International	192,345	143,293	354,087	281,478
Other	(355)	(773)	(778)	(1,321)

Total TPS Revenue, excluding eFunds	$730,001	$684,811	$1,415,491	$1,340,761

TPS Revenue Growth from Prior Year Period, excluding eFunds

TPS
Integrated Financial Solutions	4.5%	9.1%	4.7%	7.1%
Enterprise Solutions	-7.3%	10.8%	-5.4%	9.2%
International	34.2%	44.3%	25.8%	50.9%
Other	54.1%	73.2%	-41.1%	78.9%

Total TPS Revenue Growth, excluding Efunds	6.6%	16.1%	5.6%	15.4%

Exhibit F
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007
4. Depreciation and Amortization

Depreciation and Amortization	$65,082	$68,027	$133,793	$130,590
Purchase Price Amortization	44,439	37,897	90,999	78,677
Other Amortization	10,864	7,968	19,725	15,237

Total Depreciation and Amortization	$120,385	$113,892	$244,517	$224,504

Depreciation and Amortization Related to Non-recurring Adjustments	$—	$393	$—	$1,076
Depreciation and Amortization from Discontinued Operations	22,506	26,491	43,246	53,048

Total Depreciation and Amortization from Continuing Operations, as adjusted	$97,879	$87,008	$201,271	$170,380

5. Capital Expenditures

Total Capital Expenditures - Continuing Operations	52,260	65,642	130,509	125,438

Total Capital Expenditures - Discontinued Operations	13,838	14,252	25,137	28,572

Total Capital Expenditures	$66,098	$79,894	$155,646	$154,010

6. Stock Compensation

Stock Compensation, Excluding Acceleration Charges	$13,183	$8,751	$25,367	$17,240
Stock Compensation Acceleration Charges	2,606	—	16,800	—

Total Stock Compensation	$15,789	$8,751	$42,167	$17,240

Stock Compensation Related to Discontinued Operations for LPS	4,433	3,645	9,120	7,215

Stock Compensation from Continuing Operations	$11,356	$5,106	$33,047	$10,025

Exhibit F
FIDELITY NATIONAL INFORMATION SERVICES, INC.
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007
1. EBIT and EBITDA - Consolidated

Revenue from Continuing Operations	$878,653	$701,630	$1,716,876	$1,372,882

Operating Income from Continuing Operations	$63,041	71,788	$118,521	134,769
M&A, Restructuring and Integration Costs	29,071	2,195	44,041	7,156
LPS Spin Costs	5,582	—	8,440	—

EBIT, as adjusted	$97,694	73,983	$171,002	141,925

Depr and Amort from Cont Ops, as adjusted	97,879	87,008	201,271	170,380

EBITDA , as adjusted	$195,573	160,991	$372,273	312,305

EBIT Margin, as adjusted	11.1%	10.5%	10.0%	10.3%

EBITDA Margin, as adjusted	22.3%	22.9%	21.7%	22.7%

2. Net Earnings - Reconciliation
Net Earnings from Continuing Operations	$17,196	80,434	$30,998	78,110
M&A, Restructuring and Integration Costs, net of tax	20,538	1,385	30,029	4,501
LPS Spin Costs, net of tax	3,606	—	5,418	—
Covansys Gain, net of tax	—	(57,988)	—	(57,988)
Debt Restructure Charge, net of tax	—	—	—	17,059
Corporate Costs-LPS Non-Disc Ops	6,342	3,940	12,580	5,892
Interest Expense-LPS Non-Disc Ops	—	11,819	—	23,567

Net Earnings from Continuing Operations, Excluding Certain Items	47,682	39,590	79,025	71,141

After-tax Purchase Price Amortization	23,099	17,578	46,681	36,463

Adjusted Net Earnings from Continuing Operations	$70,781	57,168	$125,706	107,604

Net Earnings from Continuing Operations Per Share, excluding other items	$0.25	0.20	$0.40	0.36

Adjusted Net Earnings Per Share	$0.36	0.29	$0.64	0.55

Diluted Weighted Average Shares	194,448	196,977	195,493	196,395

Exhibit F
Fidelity National Information Services
2008 Recast Income Statements

	Q/E 6/30/08 (A)				Disc Ops	Q/E 6/30/08 Recast (C)
							Corporate &
Three Months Ended June 30, 2008	TPS	LPS	Corporate	FIS	LPS (B)	TPS	Other	FIS
Total revenue	$867,231	$471,757	$50	$1,339,038	$460,385	$867,231	$11,422	$878,653
Total cost of revenue	665,660	297,304	—	962,964	288,932	665,660	8,372	674,032
	—
Gross profit	201,571	174,453	50	376,074	171,453	201,571	3,050	204,621
General and administrative	66,208	53,161	56,015	175,384	53,161	66,208	56,015	122,223
Research and development costs	19,357	7,210	—	26,567	7,210	19,357	—	19,357
	—					—
Income from operations	116,006	114,082	(55,965)	174,123	111,082	116,006	(52,965)	63,041
Interest income			1,904	1,904	267		1,637	1,637
Interest expense			(62,800)	(62,800)	(18,359)		(44,441)	(44,441)
Other income			2,183	2,183	(41)		2,224	2,224

Income from continuing operations before tax and minority interest	116,006	114,082	(114,678)	115,410	92,949	116,006	(93,545)	22,461
Provision for income tax			40,867	40,867	36,065		4,802	4,802

Income from operations	116,006	114,082	(155,545)	74,543	56,884	116,006	(98,347)	17,659
Equity in earnings of unconsolidated entities, net			(317)	(317)	(160)		(157)	(157)
Minority interests in earnings, net of tax			716	716	410		306	306

Net earnings from continuing operations	116,006	114,082	(156,578)	73,510	56,314	116,006	(98,810)	17,196

Earnings from discontinued operations	—	—	(1,603)	(1,603)	—		54,711	54,711

Net earnings	$116,006	$114,082	$(158,181)	$71,907	$56,314	$116,006	$(44,099)	$71,907

Net earnings per share-basic - continuing operations				$0.38				$0.09
Net earnings per share-basic - discontinued operations				(0.01)				0.28

Net earnings per share-basic				$0.37				$0.37

Pro forma Weighted average shares-basic				192,538				192,538

Net earnings per share-diluted - continuing operations				$0.38				$0.09
Net earnings per share-diluted - discontinued operations				(0.01)				0.28

Net earnings per share-diluted				$0.37				$0.37

Pro forma Weighted average shares-diluted				194,448				194,448

(A)	These columns represents the historical segment presentation of FIS.

(B)	This column represents the components of LPS previously reported within the Lender Processing Services segment that will be presented as discontinued operations beginning with FIS’s reported results beginning with the three and nine-month periods ended September 30, 2008

(C)	This presentation represents FIS’s consolidated results recast to reflect discontinued operations consistent with how earnings will be reported by FIS beginning with the three and nine-month periods ended September 30, 2008.

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